UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2300, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZIXI	NASDAQ

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2020, Zix Corporation (the “Company”) entered into the Incremental Amendment No. 1 and First Amendment to Credit Agreement (the “Amendment”), with each of the financial institutions listed on Schedule I thereto under the heading “Incremental Term Lender” and Truist Bank, successor by merger to SunTrust Bank, as the administrative agent. The Amendment modifies the Company’s existing credit agreement dated as of February 20, 2019 to, among other things, borrow an incremental $35.0 million term loan thereunder (the “Incremental Term Loan”). The Incremental Term Loan has the same interest rate, maturity date, amortization schedule, collateral and other terms as the Company’s existing term loan and delayed draw term loan. The Company used the proceeds of the Incremental Term Loan to fund the Acquisition described in Item 8.01 of this Current Report on Form 8-K, and to repay all existing borrowings under the Company’s revolving credit facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On November 9, 2020, Zix issued a press release announcing financial results for the third quarter ending September 30, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 are deemed “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

As further described below under Item 8.01 and above under Item 1.01, on November 9, 2020, Zix issued a press release announcing that it (i) had acquired CloudAlly Ltd. (“CloudAlly”) and (ii) entered into the Amendment to borrow the Incremental Term Loan and finance such acquisition. A copy of the press release is furnished herewith as Exhibit 99.2.

The information furnished under Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.2 shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01	Other Events

Acquisition of CloudAlly

On November 5, 2020, Zix entered into a Share Purchase Agreement (the “Purchase Agreement”) with CloudAlly, and the sellers named therein. Pursuant to the Purchase Agreement, Zix acquired 100% of the equity interests of CloudAlly (the “Acquisition”). The aggregate purchase price is up to $30 million in cash, subject to a customary working capital adjustment, certain amounts to be held in escrow for indemnification obligations of the sellers, and customary reductions for outstanding indebtedness of CloudAlly and unpaid transaction expenses. The Acquisition is further described in Item 7.01 above and in the press release furnished herewith as Exhibit 99.2.

Non-Plan Equity Awards

Pursuant to Nasdaq Rule 5635(c)(4), on November 9, 2020, Zix issued a press release announcing (i) the grant of certain non-shareholder-approved inducement equity awards to certain employees of CloudAlly who were hired in connection with the Acquisition and (ii) the grant to Mr. Ryan Allphin, the company’s newly appointed Chief Product Officer, of certain non-shareholder-approved inducement equity awards. A copy of this press release is attached as Exhibit 99.3 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Incremental Amendment No. 1 and First Amendment to Credit Agreement dated November 5, 2020, by and among Zix Corporation, the financial institutions listed on Schedule I thereto under the heading “Incremental Term Lender” and Truist Bank, successor by merger to SunTrust Bank, as administrative agent.

99.1	Press Release, dated November 9, 2020, titled “Zix Reports Third Quarter 2020 Financial Results”.

99.2	Press Release, dated November 9, 2020, titled “Zix Acquires Leading Cloud-Based Backup and Recovery Provider CloudAlly”.

99.3	Press Release, dated November 9, 2002, titled “Zix Announces Grant of Non-Plan Equity Awards”.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Exhibits 99.1 and 99.2 attached hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

By:	/s/ David E. Rockvam
David E. Rockvam Vice President and Chief Financial Officer

Date: November 9, 2020